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                                                                 Exhibit 10.26.2


                             CONE MILLS CORPORATION
                   2002 EXECUTIVE INCENTIVE COMPENSATION PLAN


1.    Purpose. The purpose of the Cone Mills Corporation (the "Company") 2002
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Executive Incentive Compensation Plan (the "Plan") is to enable the Company to attract, retain, motivate and reward those corporate and division executives and other key employees who are in a position to make a significant contribution to the Company's success by providing them with an annual at-risk (i.e., non-guaranteed) compensation opportunity related to achieving significant pre-established performance objectives.

2.    Plan Administration. The Compensation Committee of the Board of Directors
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of the Company or such other Committee of the Board as the Board shall designate
(the "Committee") shall administer the Plan in accordance with its provisions. The Committee shall consist of no less than two persons, and all Committee members must be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The interpretation and construction of the Plan by the Committee shall be final and binding on all persons, including the Company and the Participants.

3.    Participation. Corporate and division executives and other key employees
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who are designated by the Committee as participants in the Plan are eligible to participate in the Plan (a "Participant"). A "key employee" is an employee of the Company or any subsidiary who, in the judgement of the Committee acting in its absolute discretion is key to the business performance and success of the Company. In order to earn an incentive payment under the Plan ("Incentive Compensation") for a Performance Period, a Participant must maintain employment in the same or a similar job throughout that Performance Period (as hereafter defined). No vesting of Incentive Compensation occurs; a Participant whose employment with the Company terminates during a Performance Period or thereafter before his or her Incentive Payment is made ceases eligibility under the Plan for such Performance Period. Corporate and division executives and other key employees who join the Company during a Performance Period may participate in the Plan on a pro-rata basis for that Performance Period with the approval of the Committee, based upon the Performance Objectives (as hereafter defined) established in accordance with Section 6 of this Plan for the employment position that such Participant assumes. Participation in the Plan creates no guaranty of continued employment with the Company.

4.    Amount of Incentive Compensation. A Participant may earn Incentive
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Compensation in an amount established by the Committee as a percentage of his or her Base Compensation during the Performance Period for which the Incentive Compensation is made. "Base Compensation" means a Participant's regular salary, excluding Incentive Compensation, discretionary bonuses or employee benefits for the Performance Period. Base Compensation shall include, unless the Committee excludes in its sole discretion, any increase in compensation granted to Participants by the Committee during the Performance Period but in no event shall Incentive Compensation for any Participant exceed the amount that is tax deductible under Section 162(m) of the Code.

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5.    Performance Period. Performance Period means a period of time
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established under this Plan within which the Performance Objectives relating to
Incentive Compensation are to be achieved. The Performance Period shall be the Company's fiscal year, unless otherwise determined by the Committee.

6.    Performance Measurement. Not later than forty-five (45) days following
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the beginning of each Performance Period, the Committee will establish in writing the following:

      (a) A minimum level of performance by the Company ("Circuit Breaker") before which any incentives can be paid to any Participant. The Performance Measure for the Circuit Breaker will be based upon one or more, or a combination of, the Performance Objectives set forth in paragraph (c) below. Any extraordinary accounting item, accounting for discontinued operations, and the cumulative effect of accounting change that have the effect of reducing net income shall be excluded in determining the achievement of the Circuit Breaker unless the Committee in its absolute discretion, determines to include such items in the aggregate or separately.

      (b) The business criteria ("Performance Objective") which shall be the basis of the measurement of performance for the Performance Period for the Company and its divisions or subsidiaries. The Performance Objectives shall be selected from one or more, or a combination thereof, of the measurements set forth in paragraph (c) below. The Committee shall set in its absolute discretion the minimum, maximum and target levels of performance for the Performance Period for the Company and its divisions or subsidiaries, as determined with reference to the Company's consolidated financial statements for the Performance Period.

      (c) Performance Objectives are intended to qualify as "performance-based compensation" under Section 162(m) of the Code and shall be limited to specific levels of, or increases in, the respective market share; sales; costs; market capitalization; return on equity; earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings growth; return on capital; return on assets; divisional return on capital; dividend; return on net assets; and total shareholder return of the Company or its divisions or subsidiaries. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of a division, department or function within the Company or subsidiary in which a Participant is employed. Performance Objectives may be related to and measured against specific levels of performance of a pre-determined peer group of the Company based on one or more of the criteria listed in this sub-paragraph.

      (d) The percentage of Incentive Compensation opportunity that may be earned by each Participant based on the level of success within the pre-established range in achieving the established Performance Objectives.

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In accordance with Section 162(m) of the Code, all Performance Objectives must be (i) based upon objective formulae and standards and (ii) substantially uncertain of attainment at the time they are established.

7.    Performance Definitions. For purposes of Section 6 of this Plan, the
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following terms shall have the definitions indicated:

      (a) "Return on capital employed" means corporate consolidated operating earnings of the Company before interest and taxes adjusted for any discount on sale of accounts receivable and adjusted for equity in earnings or losses of Unconsolidated Affiliates divided by average Net Current Cost Investment. Net Current Cost Investment is defined as the current cost of total assets less non-interest bearing liabilities.

      (b) "Divisional return on capital employed" means operating earnings of the division or other operating unit, and allocated operating earnings of Unconsolidated Affiliates divided by current cost of assets of, or allocated to, the division or operating unit, including current cost of assets of Unconsolidated Affiliates allocated to the respective division or operating unit.

      (c) "Earnings per share" means consolidated net income of the Company for a fiscal year less dividends on Class A Preferred Stock, divided by the weighted average common shares and common shares equivalents outstanding on a fully diluted basis.

      (d) "Return on equity" means consolidated net income of the Company divided by average shareholders' equity.

      (e) "Divisional return on net assets" means operating earnings of the division or other operating unit, including allocated earnings of Unconsolidated Affiliates, divided by current cost assets net of non-interest bearing liabilities of, or allocated to, the division or operating unit, including current cost of assets net of non-interest bearing liabilities of Unconsolidated Affiliates allocated to the respective division or operating unit.

      (f) "Unconsolidated Affiliates" is as defined by accounting principles generally accepted in the United States of America as recognized by the American Institute of Certified Pubic Accountants and Financial Accounting Standards Board, consistently applied.

            Any extraordinary accounting item, accounting for discontinued operations, and the cumulative effect of accounting change that have the effect of reducing operating earnings for "return on capital employed" or for "return on net assets" or net income for "earnings per share" or "return on equity" shall be excluded in determining operating earnings or net income unless the Committee, in its absolute discretion, determines to include such items in the aggregate or separately.

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8.    Payment of Earned Incentive Compensation. After the end of the Performance
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Period for which Performance Objectives have been established, the Committee shall determine whether, and the extent to which, the Performance Objectives have been achieved and shall certify in writing its determinations and the specific Incentive Compensation payable to each Participant, which certification shall be contained in the approved minutes of the Committee, or in a certificate signed by all members of the Committee, and retained with the corporate records of the Company. The Committee shall have discretion to decrease, but not to increase, any Incentive Compensation payable under the Plan in accordance with the Performance Objectives. All Incentive Compensation will be paid in cash in a lump sum based on the Committee's certificate.

9.    Funding. The Plan is intended to constitute an  "unfunded"  plan. With
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respect to any Incentive Compensation not yet made by the Company, nothing set forth in this document shall give any Participant any rights other than those of a general creditor of the Company.

10.   Death, Disability and Change of Control. In the event of the death or
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total and permanent disability of a Participant or a Change of Control of the
Company as hereafter defined, the Committee shall determine Incentive Compensation in accordance with this Plan, prorating, however, all Performance Objectives based on the percentage of the year completed as of the date of the death, disability or Change of Control, as the case may be, and, provided further, that expenses directly related to any Change of Control shall be disregarded for purposes of determining whether or not the Incentive Compensation has been earned.

For purposes of this Plan, a "Change of Control" means the occurrence of any of the following:

      (a) the Company is merged or consolidated or reorganized into or with another corporation, person or entity (including, without limitation, a merger in which the Company is the surviving entity) and, as a result of such transaction, the holders of the Company's Common Stock immediately before the transaction, as a group, hold less than 50% of the combined voting power of the outstanding securities of the surviving entity immediately after the transaction;

      (b) the Company's Common Stock is acquired in a share exchange pursuant to Section 55-11-02 of the General Statutes of North Carolina and, as a result of such transaction, the holders of the Company's Common Stock immediately before the transaction, as a group, hold less than 50% of the combined voting power of the outstanding securities of the acquiring corporation immediately after the transaction;

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      (c)   the Company sells or otherwise transfers assets having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of more than 50% of the Company's total assets, as reflected on the most recent audited consolidated balance sheet of the Company, and, as a result of such transaction, neither the Company nor the holders of the Company's Common Stock immediately before the transaction, as a group, hold 50% or more of the combined voting power of the outstanding securities of the transferee immediately after the transaction;

      (d) there is a report filed on Schedule 13D or Schedule 14D-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by a person (other than a person that satisfies the requirements of Rule 13d-1(b)(1) under the Exchange Act for filing such report on
            Schedule 13G), which report as filed discloses that any person (as the term "person" is used in Section 13(d) and Section 14(d) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 under the Exchange
            Act) of securities representing more than 50% of the Company's Common Stock (whether by purchase, recapitalization of the Company or otherwise); or

      (e) if during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of the Plan if the Company or any Company-sponsored employee benefit plan (or any trustee of any such plan on its behalf) files or becomes obligated to file a report or proxy statement disclosing beneficial ownership by a Company-sponsored employee benefit plan of more than 50% of the Company's Common Stock

11.   Term.  The term of the Plan shall be for the fiscal years beginning on
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December 31, 2001 and ending on December 31, 2006 unless sooner  terminated by the Board of Directors.

12.   Compliance with Section 162(m). This Plan is intended to comply with the
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provisions of Section 162(m) of the Code, as amended, and the regulations promulgated thereunder, and the Committee is authorized and directed to make such interpretations hereunder and take such other action as it deems appropriate in order to assure such compliance.

13.   Amendments  and  Termination.  The Board of Directors of the Company may
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amend,  alter  or  discontinue  the  Plan at any  time,  and  such  amendment, alteration or discontinuance will be binding upon all Participants.

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14.   Not Exclusive. Nothing set forth in the Plan shall prevent the Company
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from adopting other or additional compensation arrangements, subject to shareholder approval or approval of the Board of Directors, if such approval is required; and such arrangements may either generally be applicable or applicable only in specific cases.

15.   No Liability. No members of the Board of Directors or of the Committee,
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nor any officer or employee of the Company acting on behalf of the Board or the
Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and every officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to such action, determination or interpretation.

16.   Applicable Law. The validity, interpretation and administration of the
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Plan and of any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interests hereunder or thereunder, shall be determined exclusively in accordance with the laws of the state of North Carolina. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of North Carolina.

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